UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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Filed by a party other than the Registrant ☐

Check the appropriate box:

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

ALX Oncology Holdings Inc.

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2024

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

650-466-7125

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 28, 2024, Jack Nielsen informed ALX Oncology Holdings Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors (the “Board”) and all committees thereof, effective immediately, due to health reasons.

On April 30, 2024, Itziar Canamasas, Ph.D., informed the Company of her resignation as a member of the Board and all committees thereof, effective immediately, due to her taking a new professional position that does not permit her to continue on as a director of the Company.

In connection with the resignations of Mr. Nielsen and Dr. Canamasas, the Board resolved to reclassify Scott Garland, age 55, from a Class III director (with a term expiring at the 2026 annual meeting of stockholders) to a Class II director (with a term expiring at the 2025 annual meeting of stockholders), effective May 1, 2024. The Company’s Corporate Governance and Nominating Committee and Board weighed further changes to the director classes and determined that given the timing of the resignations, no additional changes to the director classes should be made currently in order for the Company’s stockholders to have the opportunity to review for election all three Class I directors in the 2024 annual meeting as planned and as set forth in the Company’s proxy statement for the annual meeting for 2024. The Company’s Corporate Governance and Nominating Committee and the Board have initiated a search for director candidates to replace Mr. Nielsen and Dr. Canamasas. As the search progresses, the Corporate Governance and Nominating Committee and Board will continue to evaluate the Board’s structure, including the director classes.

Pursuant to Nasdaq Listing Rule 5605(b)(1), a majority of the Board must be comprised of Independent Directors as defined in Nasdaq Listing Rule 5605(a)(2). Following the resignations of Mr. Nielsen and Dr. Canamasas, the Board currently consists of six directors of which three are considered independent directors. The Company is relying on Nasdaq Listing Rule 5605(b)(1)(A) which provides the Company with a cure period of up to 180 days within which to restore the majority of Independent Directors, and on May 2, 2024, the Company notified The Nasdaq Global Select Market of its reliance on the cure period under this rule.

In connection with the changes to the Board noted above, on May 1, 2024, the Board, upon recommendation of the Corporate Governance and Nominating Committee, approved the composition of committees of the Board as follows:

Audit Committee: Rekha Hemrajani, Chair; Corey Goodman, Ph.D.; Scott Garland

Compensation Committee: Corey Goodman, Ph.D., Chair; Scott Garland

Corporate Governance and Nominating Committee: Scott Garland, Chair; Corey Goodman, Ph.D.; Rekha Hemrajani

In appointing Dr. Goodman and Mr. Garland to the Audit Committee, the Board determined that each of Dr. Goodman and Mr. Garland qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the Nasdaq Stock Market and that Dr. Goodman and Mr. Garland each also satisfy the additional requirements of financial literacy and audit committee independence for audit committee service under the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date hereof. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in the Company’s other filings with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: May 2, 2024	By:	/s/ Peter Garcia
Peter Garcia
Chief Financial Officer